Exhibit 21.1

                      OPINION AND CONSENT OF LEGAL COUNSEL

Baker, Hardesty & Kaffen
Ronald O. Kaffen
520 South Main Street
Suite 500
Akron, OH 44311-1077

                                 January 7, 2002

Board of Directors
E and S Holdings, Inc.
5046 East Boulevard NW
Canton, OH 44718

Dear Sirs:

We have acted as counsel to E and S Holdings, Inc., a Nevada corporation ("E & S"), in connection with the preparation and filing of a Registration Statement on form SB-2 of which this opinion is a part, to be filed with the Securities & Exchange Commission, for the sale of one million shares of the Corporation's $.001 par value common shares. Five hundred thousand of these shares are to be sold by certain shareholders of E & S and five hundred thousand shares are to be newly issued common shares to be offered directly by E & S. In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies of such corporate records and other documents that, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below. We are assuming that all documentation presented to us are as they are purported to be and that all signatures are true and accurate. Based upon the foregoing and such examination of law as we deemed necessary, we are of the opinion that the common stock to be offered by the selling shareholders, when sold under the circumstances contemplated in the registration statement, will be legally issued, fully paid and non-assessable. Further, such common shares that are issued pursuant to this Registration Statement, directly by the Corporation, when issued, will be validly issued and fully paid and non-assessable shares of E & S.

We are not licensed to practice law in the State of Nevada and accordingly, we express no opinion as to the laws of the State of Nevada. The opinions we express herein are limited to matters involving the federal laws of the United States and the laws of the State of Ohio, the state in which all currently outstanding shares have been sold.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption Interest of Named Experts and Counsel, in the prospectus included within the Registration Statement.

                                        Very truly yours,

                                        /s/ Ronald O. Kaffen
                                        Attorney at Law
                                        Telephone: (330) 762-7477
                                        E-mail: ROK@LET.NET